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          SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


             Date of Report:  February 20, 1996



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)



     Delaware                         1-8483                 95-3825062
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(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




2141 Rosecrans Avenue, Suite 4000,  El Segundo, California      90245
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:   (310)  726-7718

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ITEM 5.   OTHER EVENTS

On February 20, 1996, the following news release was issued:



                       UNOCAL, NUEVO ENERGY SIGN AGREEMENT
               FOR SALE OF UNOCAL'S CALIFORNIA OIL AND GAS ASSETS


     El Segundo, Calif., Feb. 20 -- Unocal Corporation said today that its Union Oil Company of California subsidiary and Nuevo Energy Company signed an asset purchase agreement for the sale of Unocal's crude oil and natural gas assets in California.

     Torch Energy Advisors Inc. negotiated the sale on behalf of Nuevo, a company Torch formed in 1990. Torch's operating subsidiary will operate the Unocal properties for Nuevo. Torch and Nuevo are based in Houston, Tex.

     Under the terms of the agreement, Unocal will receive approximately $500 million from the sale of the properties. The final cash settlement will be set at the closing, which is expected by the end of March. In addition, beginning in 1998, the company could receive further payments that are contingent upon the price per barrel from the properties' future oil production.

     "The proceeds from this sale will give Unocal additional flexibility to pursue significant growth opportunities in Central and Southeast Asia, as well as reduce current debt levels," said Roger C. Beach, Unocal chairman and chief executive officer.

     The sale includes Unocal's interests in 68 oil and gas fields, including 11 producing platforms off the California coast in state and federal waters. Unocal's average net daily production from the upstream assets in the proposed sale was 27,000 barrels of oil and 59 million cubic feet of gas during 1995. The

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sale  of this  production  is not  expected  to have a  material  effect  on the company's future operating earnings.

     The sales agreement is subject to certain regulatory consents, approvals and waiting periods.

     Torch currently operates the Point Pedernales unit offshore California and several onshore fields near Vandenberg Air Force Base in Santa Barbara County that were purchased from Unocal in 1994.

     Unocal has approximately 600 employees involved in its California oil and gas operations. While many of those employees will be offered positions with Torch or at other Unocal operations, some layoffs are expected.

     Nuevo (NYSE: NEV) is an independent oil and gas company, engaged primarily in the acquisition, development, production and exploration of oil and gas properties. Torch Energy Advisors Inc. is an asset management company offering services through investment management, property management and oil and gas marketing.


                                 SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






                                 by:  CHARLES S. MCDOWELL
                                      -----------------------
                                      (Charles S. McDowell,
                                       Vice President and Comptroller)






Dated:  February 20, 1996

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